United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2021

CLARUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34767 (Commission File Number)	58-1972600 (IRS Employer Identification Number)

2084 East 3900 South, Salt Lake City, Utah (Address of principal executive offices)	84124 (Zip Code)

Registrant’s telephone number, including area code: (801) 278-5552

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.0001 per share	CLAR	NASDAQ Global Select Market

Item 2.02 Results of Operations and Financial Condition

On October 18, 2021, Clarus Corporation (the “Company”) issued a press release announcing preliminary results for the third quarter ended September 30, 2021 (the “Press Release”). A copy of the Press Release is furnished as Exhibit 99.1 and incorporated herein by reference.

The Press Release contains the non-GAAP measure adjusted earnings before interest, taxes, other income or expense, depreciation and amortization (“adjusted EBITDA”). The Company believes that the presentation of the non-GAAP measure, i.e. adjusted EBITDA, provides useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, and thereby enhances the user's overall understanding of the Company's current financial performance relative to past performance and provides, along with the nearest GAAP measures, a baseline for modeling future earnings expectations. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company's reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measure is comparable to similarly titled financial measures used by other publicly traded companies.

Because the Company is in the early stages of its quarter end closing process, it does not have sufficient information to provide within the Press Release a reconciliation of the non-GAAP measure adjusted EBITDA to a comparable GAAP financial measure such as net income. As a result, the Company believes it is relevant to provide the following GAAP financial measures for the third quarter of 2021: stock-based compensation of $3.1 million, depreciation and amortization of $5.2 million, the sale of Rhino-Rack inventory that was recorded at its fair value in purchase accounting of $3.1 million, and transaction and integration costs of $8.1 million.

The Company’s preliminary financial results for the quarter ended September 30, 2021 are based solely on information currently available to management and are unaudited. This financial information does not represent a comprehensive statement of the Company’s financial results for the quarter and remains subject to the completion of financial closing procedures and internal reviews. As a result, actual results for the quarter may vary materially from these preliminary estimates. These estimates are not a comprehensive statement of the Company’s financial results for this period and should not be viewed as a substitute for full interim financial statements prepared in accordance with U.S. GAAP. Deloitte & Touche LLP has not audited, reviewed, compiled or performed any procedures with respect to the preliminary financial results. Accordingly, Deloitte & Touche LLP does not express an opinion or any other form of assurance with respect thereto.

The information in Item 2.02 of this Current Report on Form 8-K and the Press Release attached hereto as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

99.1	Press Release dated October 18, 2021 (furnished only).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 18, 2021

CLARUS CORPORATION

By:	/s/ Aaron J. Kuehne
Name: Aaron J. Kuehne
Title: Executive Vice President and Chief Financial Officer